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                                                                    EXHIBIT 99.3

NEWS BULLETIN FROM

(COVANSYS(R) LOGO)

FOR FURTHER INFORMATION

INVESTORS:             MEDIA:
James Trouba           Dorothy Chisholm
Tel: (248) 848-2267    Tel: (248) 848-2283
jtrouba@covansys.com   dchisholm@covansys.com

FOR IMMEDIATE RELEASE

                         COVANSYS CONCLUDES REASSESSMENT
                   OF REVENUE RECOGNITION ACCOUNTING POLICIES

                   NO IMPACT ON PRIOR PERIOD FINANCIAL RESULTS

                 EXPECTS TO FILE THIRD QUARTER FORM 10-Q SHORTLY

FARMINGTON HILLS, MI, January 12, 2007 - Covansys Corporation (NASDAQ: CVNS), a leading global provider of strategic outsourcing and integration services, today announced the completion of its reassessment of revenue recognition polices. As previously announced on November 9, 2006, the reassessment was undertaken at the request of the company's independent registered public accounting firm, BDO Seidman, LLP, and related to the accounting policies applied to certain fixed-price and multiple element contracts, most of which were divested as part of the sale of the company's state and local government business during the second quarter of 2006.

"We are pleased to have completed this reassessment and look forward to filing our third quarter Form 10-Q as soon as possible," said Raj Vattikuti, President and Chief Executive Officer of Covansys. "We are successfully driving Covansys' business forward and the fundamentals of our business remain strong."

The reassessment focused on the technical application of various highly complex accounting rules related to revenue recognition, including the American Institute of Certified Public Accountants' (AICPA) Statement of Position 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts ("SOP 81-1"), AICPA's Statement of Position 97-2, Software Revenue Recognition ("SOP 97-2"), Emerging Issues Task Force Issue No. 00-21, Revenue Arrangements with Multiple Deliverables ("EIFT 00-21"), and SEC Staff Accounting Bulletin No. 104 ("SAB 104").

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The reassessment did not result in any adjustments to previously reported financial statements, however, the company's final third quarter 2006 results may differ from the preliminary financial information reported on November 14, 2006. Covansys is in the process of finalizing its third quarter results and will issue a press release and schedule an investor conference call promptly upon filing its third quarter Form 10-Q.

ABOUT COVANSYS

Headquartered in Michigan, Covansys Corporation (Nasdaq: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique global delivery capability to achieve rapid deployment, world-class quality and reduced costs. Covansys is known for strategic outsourcing and technology solutions in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, Covansys now has more than 8,400 consultants and employees worldwide. Covansys was one of the first U.S.- based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company's three wholly-owned development centers in India are assessed at Level 5 in SEI CMM(R). All three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R), and five global facilities are BS7799-2:2002 certified. For more information visit: http://www.covansys.com.

SAFE HARBOR STATEMENT

Certain statements in this press release are "forward-looking statements" under the federal securities laws. These forward looking statements are subject to a number of substantial risks and uncertainties and may be identified by the words "will," "anticipate," "believe," "estimate," "expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include internal control weaknesses, costs, effects and risk related to the delay associated with the company's reassessment of its accounting policies, adverse effects of litigation or regulatory actions arising from the company's failure to timely file its third quarter Form 10-Q, including the possible delisting of the company's securities from the Nasdaq National Market, variability of operating results, failure to recruit, train and retain skilled IT professionals, impact of changes in estimates on fixed-price projects, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, the success of the company to negotiate contract renewals at comparable terms, limited protection of intellectual property rights, infringement by our services on the property rights of others, legal liability and damage to our professional reputation from claims made against our work, and risks related to merger, acquisition and strategic investment strategy. You should not place undue reliance on any forward-looking statements contained herein. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances or for any other reason.

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